EXHIBIT 99.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of § 1350, Chapter 63 of Title 18, United States Code)

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of § 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Mobile PET Systems, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

Amendment No. 1 to the Quarterly Report on Form 10-QSB for the period ended December 31, 2001 (the “Form 10-QSB”) of the Company fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of the Company.

Dated: November 26, 2002	/s/ Paul J. Crowe
Paul J. Crowe, Chairman, President and Chief Executive Officer

Dated: November 26, 2002	/s/ Thomas H. Insley
Thomas H. Insley, Chief Financial Officer

The foregoing certification is being furnished solely pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of § 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-KSB or as a separate disclosure document.